SCHEDULE A

Amended as of July 20, 2020

to the

Amended and Restated

EXPENSE LIMITATION AGREEMENT

dated December 31, 2019 between

THE ADVISORS’ INNER CIRCLE FUND III

and

KNIGHTS OF COLUMBUS ASSET ADVISORS LLC

MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Funds of the Trust:

Name of Fund	Share Class	Maximum Annual Operating Expense Limit	Initial Term End Date
Core Bond Fund	I Shares	0.50%	February 29, 2020
	Class S Shares
	Investor Shares
Limited Duration Fund	I Shares	0.50%	February 29, 2020
	Class S Shares
	Investor Shares
Large Cap Growth Fund	I Shares	0.90%	February 29, 2020
	Class S Shares
	Investor Shares
Large Cap Value Fund	I Shares	0.90%	February 29, 2020
	Class S Shares
	Investor Shares
Small Cap Fund	I Shares	1.05%	February 29, 2020
	Class S Shares
	Investor Shares
International Equity Fund	I Shares	1.10%	February 29, 2020
	Class S Shares
	Investor Shares
Long/Short Equity Fund	I Shares	1.50%	February 28, 2021
	Class S Shares
	Investor Shares
U.S. All Cap Index Fund	Institutional	0.25%	February 28, 2021
	Class S Shares
	Investor Shares
Real Estate Fund	I Shares	1.00%	February 28, 2022
	Class S Shares
	Investor Shares

ACKNOWLEDGED AND ACCEPTED BY:

THE ADVISORS’ INNER CIRCLE FUND III		KNIGHTS OF COLUMBUS ASSET ADVISORS LLC

By:	/s/ Michael Beattie	By:	/s/ Anthony Minopoli
Name:	Michael Beattie	Name:	Anthony Minopoli
Title:	President	Title:	President